IMMEDIATE RELEASE

TOWNSQUARE REPORTS THIRD QUARTER 2017 RESULTS

Greenwich, CT - November 7, 2017 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the third quarter ended September 30, 2017.

“The highlight of Townsquare’s third quarter was, without a doubt, the strength of our Local Marketing Solutions segment, which delivered net revenue growth of 1.7%, and 3.0% excluding political revenue,” commented Bill Wilson, Co-Chief Executive Officer of Townsquare. “However, challenges in our smaller business segment, Entertainment, offset these strong results, resulting in an overall decline to net revenue, net income and Adjusted EBITDA of 1.0%, 9.9% and 11.1%, respectively. Due to these challenges, we have begun a strategic review of our Entertainment business.”

“We are very pleased with the success of our Local Marketing Solutions segment in particular the continued growth of Townsquare Interactive, our digital marketing solutions business, and Townsquare Ignite, our programmatic digital advertising platform,” commented Dhruv Prasad, Co-Chief Executive Officer of Townsquare. “Local Marketing Solutions is the core of our business, and the strength of our local products and services have allowed us to deliver consistent growth for the 15th consecutive quarter.”

In October 2017, Bill Wilson and Dhruv Prasad were appointed co-CEO’s of Townsquare, succeeding Steven Price, who is now serving as Executive Chairman. “The promotion of Bill and Dhruv to co-CEO’s was a well-planned transition, that allows for continuity and stability in our Company,” commented Steven Price. “The Board and I have great confidence in the continuing management team, and I look forward to continuing to shape our strategic direction in my new role.”

Third Quarter Highlights*
As compared to the third quarter of 2016:
•Local Marketing Solutions net revenue increased 1.7%, and 3.0% excluding political revenue
•Entertainment net revenue decreased 4.1%
•Net revenue decreased 1.0%, and 0.3% excluding political revenue
•Net income decreased 9.9%
•Adjusted EBITDA decreased 11.1%
Diluted net income per share of $0.51

Year to Date Highlights*
As compared to the first nine months of 2016:
•Local Marketing Solutions net revenue increased 2.4%, and 3.5% excluding political revenue
•Entertainment net revenue decreased 7.0%
•Net revenue decreased 1.0%, and 0.4% excluding political revenue
•Net income decreased 16.1%
•Adjusted EBITDA decreased 8.3%
Repaid $6.7 million of long-term debt

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers.

Quarter Ended September 30, 2017 Compared to the Quarter Ended September 30, 2016

Net Revenue
Net revenue for the quarter ended September 30, 2017 decreased $1.6 million, or 1.0%, to $164.1 million, as compared to $165.8 million in the same period last year. Local Marketing Solutions net revenue increased $1.5 million, or 1.7%, to $90.5 million and Entertainment net revenue decreased $3.1 million, or 4.1%, to $73.6 million, due to revenue declines in certain of our live events and in our national digital business. Excluding political revenue, net revenue decreased $0.5 million, or 0.3%, to $163.9 million and Local Marketing Solutions net revenue increased $2.6 million, or 3.0%.

Net Income
Net income for the quarter ended September 30, 2017 decreased $1.6 million, or 9.9%, to $14.3 million as compared to $15.9 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended September 30, 2017 decreased $5.0 million, or 11.1%, to $39.7 million as compared to $44.7 million in the same period last year.

Nine Months Ended September 30, 2017 Compared to the Nine Months Ended September 30, 2016

Net Revenue
Net revenue for the nine months ended September 30, 2017 decreased $4.2 million, or 1.0%, to $393.2 million, as compared to $397.3 million in the same period last year. Local Marketing Solutions net revenue increased $6.1 million, or 2.4%, to $257.0 million and Entertainment net revenue decreased $10.3 million, or 7.0%, to $136.2 million, in part due to revenue declines in our live events business, including the prior year sale of certain live events, in addition to revenue declines in our national digital business. Excluding political revenue and the sale of certain live events, net revenue decreased $0.4 million, or 0.1%, to $392.0 million, Local Marketing Solutions net revenue increased $8.5 million, or 3.5%, to $255.8 million and Entertainment net revenue decreased $9.0 million, or 6.2%, to $136.2 million.

Net Income
Net income for the nine months ended September 30, 2017 decreased $3.2 million, or 16.1%, to $16.8 million, as compared to $20.1 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2017 decreased $6.8 million, or 8.3%, to $75.1 million, as compared to $81.9 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2017, we had a total of $53.3 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of September 30, 2017, we had $571.9 million of outstanding indebtedness, representing 5.7x and 5.2x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended September 30, 2017 of $100.0 million.

The table below presents a summary, as of November 7, 2017, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,819,639	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,456,140

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2017 financial results on Tuesday, November 7, 2017 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13672538. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 14, 2017. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13672538. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 317 radio stations and more than 325 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 12,000 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite), and approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com, Loudwire.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, cancellation and (repurchase) of debt, transaction costs, stock-based compensation, net (gain) loss on sale of assets, impairment of FCC licenses, impairment on investment and depreciation and amortization. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of income taxes, transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$53,299	$51,540
Accounts receivable, net of allowance of $1,658 and $1,433, respectively	65,710	59,642
Prepaid expenses and other current assets	13,888	11,445
Total current assets	132,897	122,627

Property and equipment, net	146,524	139,607
Intangible assets, net	512,823	513,915
Goodwill	296,081	292,953
Investments	7,470	4,313
Other assets	9,128	7,290
Total assets	$1,104,923	$1,080,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,453	$10,602
Current portion of long-term debt	5	6,901
Deferred revenue	14,124	17,213
Accrued expenses and other current liabilities	23,493	25,813
Accrued interest	9,172	4,622
Total current liabilities	59,247	65,151
Long-term debt, less current portion (net of deferred financing costs of $7,123 and $8,006, respectively)	564,818	564,315
Deferred tax liability	62,974	50,967
Other long-term liabilities	9,597	10,221
Total liabilities	696,636	690,654

Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,819,639 and 13,735,690 shares issued and outstanding, respectively	138	137
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding, respectively	17	17
Total common stock	185	184
Additional paid-in capital	366,863	365,434
Retained earnings	40,759	24,450
Accumulated other comprehensive loss	(415)	(722)
Noncontrolling interest	895	705
Total stockholders’ equity	408,287	390,051
Total liabilities and stockholders’ equity	$1,104,923	$1,080,705

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net revenue	$164,112	$165,756	$393,192	$397,345

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	118,027	114,646	299,762	297,144
Depreciation and amortization	6,550	5,686	19,776	17,812
Corporate expenses	6,391	6,450	18,375	18,320
Stock-based compensation	200	206	571	663
Transaction costs	218	256	606	606
Net (gain) loss on sale and retirement of assets	(52)	(426)	662	287
Total operating costs and expenses	131,334	126,818	339,752	334,832
Operating income	32,778	38,938	53,440	62,513

Other expense (income):
Interest expense, net	8,230	8,294	24,474	25,740
Impairment on investment	—	4,236	—	4,236
Repurchase of debt	—	—	—	(461)
Other expense (income), net	139	52	189	(351)
Income before income taxes	24,409	26,356	28,777	33,349
Provision for income taxes	10,116	10,493	11,929	13,269
Net income	$14,293	$15,863	$16,848	$20,080

Net income attributable to:
Controlling interests	$14,192	$15,816	$16,309	$19,823
Noncontrolling interests	101	47	539	257

Net income per share:
Basic	$0.77	$0.86	$0.91	$1.10
Diluted	$0.51	$0.58	$0.60	$0.74

Weighted average shares outstanding:
Basic	18,478	18,395	18,459	18,208
Diluted	27,994	27,372	28,221	27,280

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income attributable to:
Controlling interests	$16,309	$19,823
Noncontrolling interests	539	257
Net income	$16,848	$20,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,776	17,812
Amortization of deferred financing costs	1,232	1,203
Deferred income tax expense	11,929	13,269
Provision for doubtful accounts	1,744	1,083
Stock-based compensation expense	571	663
Trade receivable, net	(7,256)	(6,762)
Repurchase of debt	—	(461)
Write-off of deferred financing costs	83	338
Impairment on investment	—	4,236
Net loss on sale and retirement of assets	662	287
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,094)	(2,668)
Prepaid expenses and other assets	(4,242)	(2,828)
Accounts payable	(694)	(887)
Accrued expenses	(5,749)	(8,821)
Accrued interest	4,580	4,293
Other long-term liabilities	(622)	(677)
Net cash provided by operating activities	33,768	40,160
Cash flows from investing activities:
Purchase of property and equipment	(18,169)	(16,826)
Payments for acquisitions, net of cash received	(5,496)	(1,941)
Payment for investment	(807)	—
Acquisition of intangibles	(150)	—
Proceeds from insurance settlement	—	451
Proceeds from sale of assets	282	1,626
Net cash used in investing activities	(24,340)	(16,690)
Cash flows from financing activities:
Repayment of long-term debt	(6,662)	(17,460)
Deferred financing costs	(432)	—
Proceeds from sale of noncontrolling interest in subsidiary	—	50
Proceeds from exercise of employee stock options	346	—
Cash distributions to noncontrolling interests	(349)	(138)
Repayments of capitalized obligations	(615)	(127)
Net cash used in financing activities	(7,712)	(17,675)
Net effect of foreign currency exchange rate changes	43	(680)
Net increase in cash and restricted cash	1,759	5,115
Cash and restricted cash:
Beginning of period	51,540	33,298
End of period	$53,299	$38,413

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$18,575	$19,881
Income taxes	1,924	1,910

Purchase obligations:
Capital lease	$—	$525

Equity issued in respect of acquisitions:
Common stock, joint venture acquisition	$513	$—

Non-cash investment:
Investments	$2,350	$3,500

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Statement of Operations Data:
Local Marketing Solutions net revenue	$90,478	$89,003	$257,012	$250,914
Entertainment net revenue	73,634	76,753	136,180	146,431
Net revenue	164,112	165,756	393,192	397,345
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	58,001	55,773	172,741	164,826
Entertainment direct operating expenses	60,026	58,873	127,021	132,318
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	118,027	114,646	299,762	297,144
Depreciation and amortization	6,550	5,686	19,776	17,812
Corporate expenses	6,391	6,450	18,375	18,320
Stock-based compensation	200	206	571	663
Transaction costs	218	256	606	606
Net (gain) loss on sale and retirement of assets	(52)	(426)	662	287
Total operating costs and expenses	131,334	126,818	339,752	334,832
Operating income	32,778	38,938	53,440	62,513
Other expense (income):
Interest expense, net	8,230	8,294	24,474	25,740
Impairment on investment	—	4,236	—	4,236
Repurchase of debt	—	—	—	(461)
Other expense (income), net	139	52	189	(351)
Total other expense	8,369	12,582	24,663	29,164
Income before income taxes	24,409	26,356	28,777	33,349
Provision for income taxes	10,116	10,493	11,929	13,269
Net income	$14,293	$15,863	$16,848	$20,080

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$14,293	$15,863	$16,848	$20,080
Provision for income taxes	10,116	10,493	11,929	13,269
Income before taxes	24,409	26,356	28,777	33,349
Transaction costs	218	256	606	606
Impairment on investment	—	4,236	—	4,236
Net (gain) loss on sale and retirement of assets	(52)	(426)	662	287
Repurchase of debt	—	—	—	(461)
Adjusted income before taxes	24,575	30,422	30,045	38,017
Provision for income taxes	10,184	12,111	12,454	15,127
Adjusted Net Income	$14,391	$18,311	$17,591	$22,890

Adjusted Net Income Per Share:
Basic	$0.78	$1.00	$0.95	$1.26
Diluted	$0.51	$0.67	$0.62	$0.84

Weighted average shares outstanding:
Basic	18,478	18,395	18,459	18,208
Diluted	27,994	27,372	28,221	27,280

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$14,293	$15,863	$16,848	$20,080
Provision for income taxes	10,116	10,493	11,929	13,269
Interest expense, net	8,230	8,294	24,474	25,740
Transaction costs	218	256	606	606
Depreciation and amortization	6,550	5,686	19,776	17,812
Stock-based compensation	200	206	571	663
Impairment on investment	—	4,236	—	4,236
Repurchase of debt	—	—	—	(461)
Other(a)	87	(374)	851	(64)
Adjusted EBITDA	39,694	44,660	75,055	81,881
Net cash interest expense	(3,261)	(3,308)	(18,575)	(19,881)
Capital expenditures	(5,817)	(4,410)	(18,169)	(16,826)
Cash paid for taxes	(583)	(1,095)	(1,924)	(1,910)
Adjusted EBITDA Less Interest, Capex and Taxes	$30,033	$35,847	$36,387	$43,264
(a) Other includes net loss on sale and retirement of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2017 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	September 30, 2017
Net income (loss)	$3,211	$(3,008)	$5,563	$14,293	$20,059
Provision (benefit) for income taxes	3,771	(1,997)	3,810	10,116	15,700
Interest expense, net	8,332	8,254	7,990	8,230	32,806
Transaction costs	238	199	190	218	845
Depreciation and amortization	6,164	6,390	6,836	6,550	25,940
Stock-based compensation	3,591	188	183	200	4,162
Repurchase of debt	(85)	—	—	—	(85)
Other(a)	(317)	31	732	87	533
Adjusted EBITDA	$24,905	$10,057	$25,304	$39,694	$99,960
(a) Other includes net gain (loss) on sale of assets and other expense (income), net.

Reconciliation of Net revenue to Net revenue, excluding political revenue

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2017	2016	Change	2017	2016	Change
Consolidated:
Net revenue	$164,112	$165,756	(1.0)%	$393,192	$397,345	(1.0)%
Less: Political revenue	209	1,331		1,241	3,697
Net revenue, excluding political revenue	$163,903	$164,425	(0.3)%	$391,951	$393,648	(0.4)%

Local Marketing Solutions Segment:
Net revenue	$90,478	$89,003	1.7%	$257,012	$250,914	2.4%
Less: Political revenue	209	1,331		1,241	3,697
Net revenue, excluding political revenue	$90,269	$87,672	3.0%	$255,771	$247,217	3.5%